    As filed with the Securities and Exchange Commission on December 5, 2001
                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               __________________
                           GOLD BANC CORPORATION, INC.
             (Exact name of registrant as specified in its charter)

                   Kansas                               48-1008593
      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)               Identification No.)

     11301 Nall Avenue, Leawood, Kansas                   66211
  (Address of principal executive offices)              (Zip Code)

               Gold Banc Corporation, Inc. Employees' 401(k) Plan
                            (Full title of the plan)
                               __________________

                             Mr. Michael W. Gullion
                                11301 Nall Avenue
                              Leawood, Kansas 66211
                     (Name and address of agent for service)

                                 (913) 451-8050
          (Telephone number, including area code, of agent for service)

                              ____________________

                                    Copy to:

                                 John A. Granda
                          Stinson, Mag & Fizzell, P.C.
                               1201 Walnut Street
                                 P.O. Box 419251
                        Kansas City, Missouri 64141-6251
                                 (816) 691-3188
                               Fax: (816) 691-3495
                              ____________________


                                                 CALCULATION OF REGISTRATION FEE

     --------------------------------------------------------------------------------------------------------------------
                                                               Proposed maximum                              Amount of
                                                Amount to be  offering price per      Proposed maximum      registration
         Title of securities to be registered    registered          share        aggregate offering price      fee
     --------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $1.00 per share  200,000 (1)(2)       $7.33 (5)             $1,466,000            $350.37
                                                   (3)(4)
     --------------------------------------------------------------------------------------------------------------------

     (1) This Registration Statement also relates to such additional and indeterminable number of shares of Gold Banc Corporation, Inc. common stock, par value $1.00 per share ("Common Stock"), as may become issuable due to adjustments for changes resulting from stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations or exchanges or other similar events.

     (2) The shares of Common Stock of Gold Banc Corporation, Inc. being registered consist of shares to be acquired in open market purchases under the Gold Banc Corporation, Inc. Employees' 401(k) Plan (the "Plan").

     (3) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

     (4)      Excludes all shares previously registered under the Plan on Form
              S-8.

     (5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, whereby the per share price was determined by reference to the average of the high and low price of the Common Stock reported in the Nasdaq National Market on November 30, 2001.

                           _________________________

                                     PART I

              Information Required in the Section 10(a) Prospectus

          In accordance with Rule 428 under the Securities Act and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from this Registration Statement.

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.

          The following documents, which have been filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated by reference by the Registrant and the Plan into this Registration Statement on Form S-8:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

          2. The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001;

          3. The Company's Reports on Form 8-K filed on January 3, 2001, February 21, 2001, March 8, 2001, May 8, 2001, and August 14, 2001;

          4. The description of the Company's common stock, $1.00 par value, set forth in the Form 8-A (File No. 000-28936) Registration Statement filed with the SEC on November 1, 1996, including any amendment or report filed for the purpose of updating such description; and

          5. The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2000.

          All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof form the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of the Registration Statement, except as modified or superseded.

Item 4.   Description of Securities

          Not applicable

Item 5.   Interests of Named Experts and Counsel

          Not applicable

Item 6.  Indemnification of Directors and Officers

         The following summary is qualified in its entirety by reference to the complete text of the statute referred to below and the Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws of the Company. Under
Section 17-6305 of the Kansas General Corporation Code (the "Kansas Code"), a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer of director in defending any civil or criminal suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or one half of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Consistent with Section 17-6305 of the Kansas Code, Article VI, Section 1 of the Amended and Restated Bylaws of the Company provide that the Company will indemnify its directors, advisory directors and officers against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding to the fullest extent permitted by the Kansas Code. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

         Article Nine of the Company `s Restated Articles of Incorporation provides that no director or advisory director shall be liable to the Company or its stockholders for monetary damages for breaches of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the Kansas Code. Section 17- 6002(b)(8) of the Kansas Code does not permit the exemption from or limitation of liability for
(i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 17-6424 of the Kansas Code (unlawful payment of dividends) or (iv) transactions from which a director derives an improper personal benefit. Under VI, Section 4 of the Amended and Restated Bylaws of the Company, the Company may purchase and maintain insurance on behalf of any person who is or was a director, advisory director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability arising out of his status as such, whether or not the Company would have the power to indemnify such persons against liability. The Company carries standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusion, the policies reimburse the Company for liability indemnified under the Amended and Restated Bylaws and indemnify the directors and officers against additional liabilities not indemnified under the Amended and Restated Bylaws.

Item 7.  Exemption from Registration Claimed

         Not applicable

Item 8.  Exhibits.

         Exhibit Number    Description
         --------------    -----------

         4.1               Gold Banc Corporation, Inc. Employees' 401(k) Plan*

         4.2               Restated Articles of Incorporation of the Company.
                           (Previously filed as an Exhibit to the Company's Registration Statement on Form SB-2 No. 333-12377 and the same is incorporated herein by reference.)

         4.3 Certificate of Amendment to Restated Articles of Incorporation. (Previously filed as an Exhibit to the Company's Registration Statement on Form S-4 No. 333-28563 and the same is incorporated herein by reference.)

         4.4               Amended and Restated Bylaws of the Company.
                           (Previously filed as an Exhibit to the Company's Registration Statement on Form S-4 No. 333-91559 and the same is incorporated herein by reference.)

         4.5 Form of Common Stock Certificate. (Previously filed as an Exhibit to the Company's Registration Statement on Form SB-2 No. 333- 12377 and the same is incorporated herein by reference.)

         4.6 Rights Agreement dated October 13, 1999, between the Company and American Stock Transfer and Trust Company, as Rights Agent. (Previously filed as an Exhibit to the Company's Current Report on Form 8-K filed October 15, 1999 and the same is incorporated herein by reference.)

         5 Internal Revenue Service determination letter, dated November 18, 1995, that the Plan is qualified under
                           Section 401 of the Internal Revenue Code. (Previously filed as an Exhibit to the Company's Registration Statement on Form S-8 No. 333-80751 filed June 15, 1999 and the same is incorporated herein by reference.)

         23.1              Consent of KPMG, LLP*

         24 Powers of Attorney (included in signature page to Registration Statement)

         *Filed herewith

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

         Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action k such or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on December 3, 2001.

                                       GOLD BANC CORPORATION, INC.
                                       (Registrant)


                                        By:   /s/ Michael W. Gullion
                                            ------------------------------------
                                            Michael W. Gullion
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors of Gold Banc Corporation, Inc., hereby severally constitute Michael W. Gullion and Rick J. Tremblay, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capabilities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

              Signatures                                         Title                                   Date
              ----------                                         -----                                   ----
/s/ Michael W. Gullion                   Chairman of the Board and Chief Executive Officer
------------------------------------
Michael W. Gullion                       (Principal Executive Officer)                          December 3, 2001


/s/ Malcolm M. Aslin
------------------------------------
Malcolm M. Aslin                         Director, President and Chief Operating Officer        December 3, 2001


/s/ Rick J. Tremblay
------------------------------------
Rick J. Tremblay                         Senior Vice President and Chief Financial Officer      December 3, 2001


/s/ William F. Wright
------------------------------------
William F. Wright                        Director                                               December 3, 2001


/s/ Allen D. Petersen
------------------------------------
Allen D. Petersen                        Director                                               December 3, 2001


____________________________________
William R. Hagman, Jr.                   Director                                               December __, 2001


____________________________________
D. Patrick Curran                        Director                                               December __, 2001

/s/ Donald C. McNeill                     Director
------------------------------------
Donald C. McNeill                                              December 3, 2001


____________________________________      Director
J. Gary Russ                                                   December __, 2001


____________________________________      Director
William Randon                                                 December __, 2001


/s/ E. Miles Prentice                     Director
------------------------------------
E. Miles Prentice, III                                         December 3, 2001

                                INDEX TO EXHIBITS

         4.1      Gold Banc Corporation, Inc. Employees' 401(k) Plan*

         4.2 Restated Articles of Incorporation of the Company. (Previously filed as an Exhibit to the Company's Registration Statement on Form SB-2 No. 333-12377 and the same is incorporated herein by reference.)

         4.3 Certificate of Amendment to Restated Articles of Incorporation. (Previously filed as an Exhibit to the Company's Registration Statement on Form S-4 No. 333-28563 and the same is incorporated herein by reference.)

         4.4 Amended and Restated Bylaws of the Company. (Previously filed as an Exhibit to the Company's Registration Statement on Form S-4 No. 333-91559 and the same is incorporated herein by reference.)

         4.5 Form of Common Stock Certificate. (Previously filed as an Exhibit to the Company's Registration Statement on Form SB-2 No. 333- 12377 and the same is incorporated herein by reference.)

         4.6 Rights Agreement dated October 13, 1999, between the Company and American Stock Transfer and Trust Company, as Rights Agent. (Previously filed as an Exhibit to the Company's Current Report on Form 8-K filed October 15, 1999 and the same is incorporated herein by reference.)

         5 Internal Revenue Service determination letter, dated November 18, 1995, that the Plan is qualified under Section 401 of the Internal Revenue Code. (Previously filed as an Exhibit to the Company's Registration Statement on Form S-8 No. 333-80751 filed June 15, 1999 and the same is incorporated herein by reference.)

         23.1     Consent of KPMG LLP*

         24 Powers of Attorney (included in signature page to Registration Statement)

         *Filed herewith